================================================================================

                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
              PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:
[X]   Preliminary Proxy Statement           [_]   Confidential, for Use of the
                                                   Commission Only (as permitted
                                                   by Rule l4a-6(e)(2))
[_]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                      PHOENIX HEALTHCARE CORPORATION, INC.
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1)     Title of each class of securities to which transaction applies:

         (2)     Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

[_] Fee paid previously with preliminary materials:

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount previously paid:

         (2)      Form, Schedule or Registration Statement no.:

         (3)      Filing Party:

         (4)      Date Filed:

================================================================================

                      PHOENIX HEALTHCARE CORPORATION, INC.
                          4514 TRAVIS STREET, SUITE 330
                               DALLAS, TEXAS 75205

                                                                  April 30, 2000

Dear Stockholder:

    You are cordially invited to attend the Annual Meeting of Stockholders to be held Friday, June 9, 2000 at 10:00 A.M., CDT, at the Company's offices located at 4514 Travis St., Suite 330, Dallas, Texas. The Notice of the Annual Meeting of Stockholders and the Proxy Statement accompanying this letter describe the business to be transacted at the meeting and the nominees for election as directors.

    Your participation in the Annual Meeting is important. Whether or not you plan to attend, you are urged to complete, sign and return the enclosed proxy card at your earliest convenience. This will help to establish a quorum and avoid the cost of further solicitation. We hope that you will be able to attend the meeting and encourage you to read the enclosed materials describing the meeting agenda and the Company in detail.

    We look forward to seeing you on June 9.

                                            Sincerely,



                                            Ronald E. Lusk
                                            Chairman and Chief Executive Officer

                      PHOENIX HEALTHCARE CORPORATION, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON FRIDAY, JUNE 9, 2000

April 30, 2000

TO OUR STOCKHOLDERS:

    Consistent with the By-laws of Phoenix Healthcare Corporation, Inc., (the "Company"), notice is hereby given on behalf of the Board of Directors that the Annual Meeting of Stockholders of the Company will be held on June 9, 2000, at 10:00 A.M., CDT, at the Company's offices located at 4514 Travis Street, Suite 330, Dallas, Texas for the purpose of considering and voting on:

    1.  The election of three Directors to the Board of Directors (Proposal 1);

    2. Approval of an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 250,000,000 (Proposal 2);

    3. Approval of an amendment to the Company's Restated Certificate of Incorporation to change the name of the Company to The Phoenix Corporation (Proposal 3);

    4. Ratification of the appointment of Weaver and Tidwell, L.L.P. as independent auditors for the Company (Proposal 4); and

    5. Such other business as may properly come before the Annual Meeting or any adjournment(s) or postponement(s) thereof.

   The Board of Directors has fixed the close of business on May 2, 2000 as the Record Date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and only Stockholders of record at such time will be entitled to vote at the Annual Meeting or any adjournment thereof.

    Accompanying this Notice of Annual Meeting are the form of proxy (the "Proxy Card"), the Proxy Statement describing in detail the business to come before the Annual Meeting of Stockholders and the Company's Annual Report on Form 10-K.

    You are invited to attend the Annual Meeting in person, but if you are unable to do so, please complete, sign, date and promptly return the enclosed Proxy Card in the enclosed, pre-addressed, postage paid envelope. If you attend the Annual Meeting and desire to vote in person you may do so. In any event, a Proxy may be revoked at any time before it is voted.

    In order to assure your representation at the annual meeting, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ENCLOSED PROXY CARD, whether or not you plan to attend the Annual Meeting.


                                     By Order of the Board of Directors,



                                     Kathryn D. Fuller
                                     Secretary
Enclosures
Dallas, Texas
April 30, 2000

                      PHOENIX HEALTHCARE CORPORATION, INC.

                                 PROXY STATEMENT
                                TABLE OF CONTENTS

ANNUAL MEETING OF STOCKHOLDERS........................................         1

VOTING RIGHTS AND PROXY INFORMATION...................................         1

VOTING STOCK INFORMATION..............................................         2

BUSINESS STRATEGY.....................................................         2

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
  Security Ownership of Management....................................         3
  Other Beneficial Owners.............................................         3

DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS............................         4

PROPOSAL 1--ELECTION OF DIRECTORS.....................................         4
  Board and Committee Meetings........................................         5
  Director Remuneration...............................................         5

EXECUTIVE COMPENSATION................................................         5
  Report of the Board of Directors....................................         5
  Compensation Policies...............................................         5
  Chairman and Chief Executive Officer's Compensation.................         6
  Summary Compensation Table..........................................         7
  1999 Option Exercise and Year-End Value Table.......................         7

EMPLOYMENT AGREEMENTS.................................................         7

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS........................         8

STOCKHOLDER RETURN PERFORMANCE PRESENTATION...........................         9

COMPLIANCE WITH SECTION OF 16(a) OF THE SECURITIES EXCHANGE ACT
            OF 1934 ..................................................        10

PROPOSAL 2--AMENDMENT TO THE ARTICLES OF INCORPORATION TO INCREASE
            THE AUTHORIZED SHARES OF COMMON STOCK ....................        10

PROPOSAL 3--AMENDMENT TO THE ARTICLES OF INCORPORATION TO CHANGE
            THE NAME OF THE COMPANY ..................................        11

PROPOSAL 4--TO RATIFY THE APPOINTMENT OF AUDITORS.....................        11

STOCKHOLDER PROPOSALS.................................................        12

OTHER MATTERS.........................................................        12

FINANCIAL AND OTHER INFORMATION.......................................        12

                      PHOENIX HEALTHCARE CORPORATION, INC.

                      ------------------------------------

                                PROXY STATEMENT

                      ------------------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JUNE 9, 2000

                      ------------------------------------

    This Proxy Statement is furnished to holders on the Record Date (as defined below) of the Company's Series A Senior Convertible Preferred Stock and Common Stock (the "Stockholders") in connection with the solicitation of proxies on behalf of the Board of Directors of Phoenix Healthcare Corporation, Inc. (the "Company") to be voted at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Friday, June 9, 1999 at 10:00 A.M., CDT, at the Company's offices located at 4514 Travis Street, Suite 330, Dallas, Texas, or at any adjournment thereof. This Proxy Statement, the accompanying form of proxy (the "Proxy Card") and the Company's 1999 Annual Report on Form 10-K are first being sent to Stockholders on or about May 11, 2000. The principal offices of the Company are located at 4514 Travis Street, Suite 330, Dallas, Texas 75205.

    At the Annual Meeting, the Stockholders will be asked to (1) elect three directors to the Board of Directors; (2) approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 250,000,000; (3) approve an amendment to the Company's Restated Certificate of Incorporation to change the name of the Company to The Phoenix Corporation; (4) ratify the appointment of Weaver and Tidwell, L.L.P. as independent auditors for the Company for the fiscal year ended December 31, 2000; and (5) transact such other business as may properly come before the Annual Meeting or any adjournment(s) or postponements(s) thereof.

    In order to transact business at the Annual Meeting, a majority of the outstanding shares of the Company's common stock, par value $.001 (the "Common Stock") and the Company's Series A Senior Convertible Preferred Stock, par value $.001 (the "Preferred Stock" and, together with the Common Stock, the "Voting Stock"), whether represented in person or by proxy, must be present at the Annual Meeting. If such a quorum is not present, a majority of shares so represented may adjourn the Annual Meeting to a further date. Abstentions and broker non-votes are counted when determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented at the Annual Meeting, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    The only business that will be conducted at the Annual Meeting is business that is brought forward either by the Board of Directors or by any Stockholder, if such Stockholder has given timely written notice to the Secretary of the Company. At the close of business on May 2, 2000 (the "Record Date"), the Secretary has not received notice from any Stockholder of any proper business to come before the Annual Meeting other than those items specified above.

                       VOTING RIGHTS AND PROXY INFORMATION

    Stockholders are entitled to vote at the Annual Meeting and any adjournment thereof. Shares of Voting Stock may be voted in person or by proxy. A Stockholder may revoke a proxy at any time before its exercise by giving written notice of such revocation, by executing and delivering a new proxy or by voting in person his or her shares at the Annual Meeting. Shares of Voting Stock held on the Record Date through a bank, brokerage firm or other intermediary may be voted in person at the Annual Meeting by obtaining a legal proxy from such bank, brokerage firm or other intermediary. At the Annual Meeting, the Chairman and Chief Executive Officer shall designate the time that the polls shall close. Only those proxies received or votes cast prior to the closing of the polls shall be valid. The Company will pay the expenses of the solicitation of proxies, including the cost of preparing this document and mailing to stockholders.

     The election of directors and the approval of other matters indicated above for consideration at the Annual Meeting require an affirmative vote of at least a majority of the votes cast and entitled to be voted at the Annual Meeting.

    PROXIES THAT ARE PROPERLY EXECUTED AND TIMELY RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND FOR THE OTHER MATTERS DESCRIBED HEREIN, UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE ON THEIR PROXY CARD.

                            VOTING STOCK INFORMATION

    At May 2, 2000, the Record Date, 49,287,812 shares of Common Stock and 533,333 shares of Preferred Stock were outstanding and eligible to be voted. The Common Stock is quoted on the NASD OTC Bulletin Board, under the symbol "PHHC."

                                BUSINESS STRATEGY

    In December 1999, the Company announced the strategic repositioning of the Company through which it completed an exit from the under performing health care services business and anticipates emerging as a provider of business solutions. This new business is designed to reposition the Company as a technology company.

    The Company has embarked on its new initiative to deliver knowledge-based media and communications in a fully interactive environment utilizing broadband and wireless communications technologies. To execute its strategies, the company is operating on a model that manages the convergence of data, media and communications technologies to provide next level business-to-business solutions.

    The Company's triumvirate organizational structure facilitates the operation of three complimentary divisions known as the Knowledge Group, the Media Group, and the Communication Group. The companies in each group deliver highly specialized products and services to targeted business and consumer profiles while offering development and support capability to the other divisions.

    The Knowledge Group provides web-centric software solutions in an Applications Service Provider ("ASP") environment. This model facilitates the transformation of data into knowledge-based systems that permit real time analysis and decision-making. In December of 1999, Healthcare Information Technologies, Inc. ("HIT") became the first wholly owned subsidiary in the Knowledge Group and has developed a modular technology platform that provides software solutions for the healthcare industry. HIT expects to release MEDeTRACK, the first in a suite of modular applications, in the second quarter of 2000. This web-enabled application automates the ordering, tracking and billing of medical supplies using patient-specific information for healthcare providers and players.

    The Media Group develops and distributes interactive content and programming designed to exploit the convergence of radio, television, and telephone with internet communications technologies. In March of 2000, the Company announced the formation of Converged Media, Inc. to deliver content rich programming for radio, interactive television, and internet simulcast. In addition to its value as an entertainment medium, this format provides advertisers with an efficient method to reach targeted audiences.

    The Communications Group is focused on the development, deployment and management of broadband and wireless communications software applications and technologies. Its current purpose is to provide technical support for the distribution and operation of products and services provided by the Knowledge and Media Groups. The Company plans to announce significant developments in the second and third quarter of 2000 regarding acquisitions and formation of strategic business alliances and partnerships.

   These three divisions operate on a business model which manages the functions of data, media and communications through three distinct levels of development. The Company's mission is to fully develop all of its products through these three levels to deliver knowledge-based applications via interactive media communications technologies.

    Consistent with this new strategic direction, the Company will concentrate its efforts on rapidly growing its technology initiatives to establish the Company as a viable player in the development and marketing of software and internet-based technologies and solutions for business and consumer applications.


         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

SECURITY OWNERSHIP OF MANAGEMENT

    The following table sets forth at May 2, 2000, certain information with respect to the beneficial ownership of Voting Stock by all Directors and Nominees, the Chief Executive Officer and the four next most highly compensated executive officers, and Directors and executive officers of the Company as a group. At May 2, 2000, 49,287,812 shares of Common Stock and 533,333 shares of Preferred Stock were outstanding.

                                                    COMMON STOCK
                                                    BENEFICIALLY      % OF
NAME                                                    OWNED        CLASS(1)
--------------------------------------------------  ------------     ------
CURRENT DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
Ronald E. Lusk(2)...................................  11,491,035     22.7%
Robert L. Woodson, III(3)...........................   2,673,933      5.3%
Bart A. Houston.....................................          --        --
A. Kirk Still.......................................   7,400,000     14.6%
Robert J. Starzyk...................................     250,000       *

Directors and Executive Officers as a group.........  21,814,968     43.2%
----------
1 An asterisk indicates that stockholder owned less than one percent (1%) of the class.
2 Includes Common Stock owned by Mr. Lusk's daughter and by Barrier Corporation, a corporation wholly owned by Mr. Lusk. Also includes 972,507 shares of Common Stock which may be issued upon the conversion of the 533,333 shares of Preferred Stock owned by Match, Inc., a company wholly owned by Mr. Lusk and as to which Mr. Lusk has sole voting and investment power. The holders of the Preferred Stock are entitled to one vote for each share of Common Stock issuable upon the conversion of the Preferred Stock. Also includes 140,000 shares of common stock which may be purchased pursuant to stock options granted by the Company.
3 Includes 120,000 shares of Common Stock which may be purchased pursuant to stock options or warrants granted by the Company. Mr. Woodson resigned as an executive officer of the Company in March, 2000.

OTHER BENEFICIAL OWNERS

     The following table sets forth information with respect to other stockholders of the Company who were known to own more than 5% of the outstanding Voting Stock as of December 31, 1999. The information set forth below is based solely upon information furnished by such stockholders or contained in filings made by such persons with the Securities and Exchange Commission. The Company is not aware of any other beneficial owner who became the beneficial owner of 5% or more of the Voting Stock between December 31, 1999 and the Record Date.

PRINCIPAL STOCKHOLDER AND ADDRESS           SHARES OWNED    OWNERSHIP PERCENTAGE
---------------------------------           ------------    --------------------
New Health Corporation...................... 4,000,000               7.9%
6000 Lake Forrest Drive Suite 200
Atlanta, GA 30328

                   DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

    The Directors, Nominees and executive officers of the Company at December 31, 1999, their ages, their titles, their years of employment with the Company, and their principal occupations for the past five years are as follows:

    Ronald E. Lusk, 43, has served as the Chairman of the Board of Directors and CEO of the Company since November 1998 and Chairman and Chief Executive Officer since January 1, 1999 and President of the Company since March of 2000. Mr. Lusk is also President of Match, Inc., a holding company (since 1998), President of Barrier Corporation, a holding company (since 1996), President of Citation Properties, Inc., an operator of nursing homes (since 1994), and President of Westlake Management Company, an operator of nursing homes (since 1992). Mr. Lusk is also a sole director of each of the above companies. From March 1998 to February 1999 Mr. Lusk served as Chairman, President and Chief Executive Officer of Hospital Staffing Services, Inc., a home healthcare provider.

    Robert L. Woodson, III, 51, has served as President and Chief Operating Officer from January 1, 1999 until March of 2000 when he resigned as an executive officer of the Company. Mr. Woodson was President and Chief Executive Officer from November 1998 to January 1999. Prior to joining the Company, Mr. Woodson was President of HFI Home Care Management LP, a company which acquires and manages home health agencies, from 1994 through 1997, and Executive Vice President and Secretary of HealthFirst, Inc., a company which manages home health agencies, from 1992 through 1994.

    Bart A. Houston, 40, has been a Director of the Company since April 29, 1999 and Vice President of the law firm of Houston & Shahady, P.A. since 1986.

                        PROPOSAL 1--ELECTION OF DIRECTORS

    The Board of Directors, acting pursuant to the Bylaws of the Company, has determined that the number of Directors constituting the full Board of Directors shall be three at the present time. At the Annual Meeting, Stockholders will elect three directors to serve on the Board of Directors in accordance with the terms of the Company's Bylaws. The following individuals (the "Nominees") have been nominated for election to the Board of Directors and each has agreed to serve if elected. Each Director shall hold office from the time of his election until the next annual meeting or the election of his successor.

                                 Ronald E. Lusk
                             Robert L. Woodson, III
                                 Bart A. Houston

    Each of the Nominees, except Mr. Houston, was first elected to the Board of Directors on November 17, 1998 by Match, Inc. as described above. Mr. Houston was elected to the Board of Directors on April 29, 1999.

    Proxies received in response to this solicitation will be voted in favor of the election of the Nominees named herein unless authority to vote is withheld. The Board of Directors does not anticipate that any Nominee will be unable to or will decline to serve. However, if such a situation should arise, the proxies will be voted for such substitute nominee(s) as the Board of Directors may designate, unless the Board of Directors takes prior action to reduce the size of the Board of Directors.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY A CONTRARY CHOICE ON THEIR PROXY CARD.

BOARD AND COMMITTEE MEETINGS

    During 1999, the Board of Directors met one time and all Directors were in attendance. Prior to November 17, 1998, the Board of Directors had a
Compensation Committee and an Audit Committee. Neither the Compensation nor Audit Committee met in 1999.

DIRECTOR REMUNERATION

    In 1999, Directors of the Company did not receive any cash compensation from the Company for their services as directors. Directors were reimbursed for expenses incurred in connection with their duties as Board of Directors members. The Board of Directors does anticipate that directors will receive compensation of $1,500 per meeting in 2000 from the Company for their services as directors.

                             EXECUTIVE COMPENSATION

REPORT OF THE BOARD OF DIRECTORS

    The Board of Directors is responsible for reviewing all elements of the total compensation program for all officers of the Company and sets compensation packages for each of the Company's officers. Although certain executive officers served on the Company's Board of Directors, they did not participate in any decisions regarding their own compensation as an executive officer.

COMPENSATION POLICIES

    The policy of the Company and the guidelines followed by the Board of Directors are intended to achieve the following objectives:

        o   Assist  the  Company  in  attracting  and  retaining   talented  and
            well-qualified executives.

        o   Reward performance and initiative.

        o   Be competitive with other companies in its industries.

        o Be significantly related to accomplishments and the Company's short-term and long-term successes, particularly measured in terms of growth in net operating income and cash flow from operations.

        o Encourage executives to achieve meaningful levels of ownership of the Company's stock.

    The Company's compensation practices embody the principles that compensation should be set to link management's interests to those of long-term stockholders and to encourage management to enhance stockholder value. Accordingly, the Company encourages meaningful stock ownership by management, including participation in various benefit plans providing for stock or stock options.

    The Company's approach to base compensation levels is to offer competitive salaries in comparison with prevailing market practices. The Board of Directors examines market compensation levels and trends. Additionally, for this purpose, the Board of Directors also considers the pool of executives who are currently employed in similar positions in public companies with emphasis on salaries paid by other companies in competitive industries.

    The Board of Directors annually evaluates executive officer salary levels. This annual review considers the prior year's performance, decision-making responsibilities of each position and the experience, and team-building skills of each incumbent. The Board of Directors views performance as the single most important measurement factor. In order to improve the Company's cash flow and financial condition, the executive officers of the Company, other than Mr.
McCarron, received stock as salary. Mr. McCarron was employed by the Company through July 31, 1999 and currently provides consulting services to the Company.

    The Board of Directors has approved employment agreements with certain executive officers (SEE, Employment Agreements) establishing, among other things, future compensation. According to the agreements, compensation will be paid in cash, Common Stock, or a combination thereof, taking into account the Company's cash flow requirements and any other aspect of the Company's financial condition deemed relevant by the Chairman and Chief Executive Officer, or, in the case of the Chairman and Chief Executive Officer, by the Board of Directors.

CHAIRMAN AND CHIEF EXECUTIVE OFFICER'S COMPENSATION

    In determining the compensation of the Chairman and Chief Executive Officer, the Board of Directors takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and the composition of compensation. While the Board of Directors considers more or less equally such performance measures as growth in revenues, market capitalization, net operating income, cash flow from operations, and earnings, the Board of Directors does not apply any specific quantitative formula in making compensation decisions. The Board of Directors also values achievements that may be difficult to quantify and recognizes the importance of qualitative factors.

    The base salary for Ronald E. Lusk, the Company's Chairman and Chief Executive Officer, was established at $250,000 for 2000, to be paid in cash, Common Stock, or a combination thereof, taking into account the Company's cash flow requirements and other aspects of the Company's financial condition. In addition, Mr. Lusk was granted Common Stock and stock options as provided in his employment agreement (SEE, Employment Agreements).

    Mr. Lusk's base salary was established in light of his duties and the scope of his responsibilities in the context of the policies and guidelines enumerated above. In the Board of Directors's evaluation of total compensation for Mr. Lusk, appropriate weight will be given to his leadership in growth of the Company's revenues, in obtaining financing for such growth, in returning the Company to profitability, in increasing stockholder value and in accomplishing the Company's short-term and long-term objectives.

    By: The Board of Directors
         Ronald E. Lusk
         Robert L. Woodson, III
         Bart A. Houston

SUMMARY COMPENSATION TABLE

    The table below sets forth certain compensation information as to (1) the Company's Chief Executive Officer, and (2) the Company's former Chief Operating Officer, which represented all of the individuals who were serving as executive officers at December 31, 1999 (collectively, the "Named Executive Officers").


                                                                                         LONG-TERM COMPENSATION
                                                                                 -----------------------------------
                                                                                         AWARDS               PAYOUTS
                                                                                         ------               -------
                                                 ANNUAL COMPENSATION                           SECURITIES
                                                 -------------------             RESTRICTED    UNDERLYING
                                                                 OTHER ANNUAL      STOCK        OPTIONS/       LTIP      ALL OTHER
           NAME AND             FISCAL    SALARY(1)     BONUS     COMPENSATION    AWARD(S)         SAR        PAYOUTS   COMPENSATION
      PRINCIPAL POSITION         YEAR        ($)         ($)            $           ($)            (#)           $           ($)
      ------------------        ------    ---------     -----    -------------   ----------    ----------     -------   ------------
Ronald  E.  Lusk ............    1999     $250,000       $0           $0           $85,000                     $0           $0
  Chairman and Chief             1998         0           0            0              0            0            0            0
  Executive Officer

Robert L. Woodson, III ......    1999     225,000(2)      0            0           85,000          0            0            0
   President and Chief           1998         0           0            0              0            0            0            0
   Operating Officer

----------
1 Salaries of Ronald Lusk and Robert Woodson were accrued by the Company during 1999 and were converted into common stock in March, 2000.
2 Mr. Woodson served as an executive officer of the Company until March 22, 2000.

1999 OPTION EXERCISES AND YEAR-END VALUE TABLE

    The following table sets forth information with respect to the named executive officers concerning the exercises of options during 1999 and the number and value of unexercised options held as of December 31, 1999.

                                                                       NUMBER OF SECURITIES    VALUE OF UNEXERCISED
                                                                      UNDERLYING UNEXERCISED   THE-MONEY OPTIONS AT
                                NUMBER OF SHARES                      OPTIONS AT FISCAL YEAR   FISCAL YEAR END ($);
                                  ACQUIRED ON       VALUE REALIZED      END; (EXERCISABLE/         (EXERCISABLE/
NAME OF EXECUTIVE OFFICER          EXERCISE               ($)             UNEXERCISABLE)           UNEXERCISABLE)
-------------------------       ----------------    --------------    ----------------------   --------------------
Ronald E. Lusk.............           --                  --                  420,000                    --
Robert L. Woodson, III.....           --                  --                  360,000                    --


                              EMPLOYMENT AGREEMENTS

    The Company has employment agreements (the "Employment Agreements") with Ronald Lusk and Robert Woodson. The term of employment under each such Employment Agreement is for three years, commencing on January 1, 1999, and shall automatically renew for additional terms of one year each, unless terminated by the Company upon 90 days' prior notice. An Employment Agreement may also be terminated by the Company for cause (as defined in the Employment Agreement). Pursuant to the Employment Agreements, Ronald Lusk will receive a base annual salary of $250,000, and Rob Woodson will receive a base annual salary of $225,000. Such annual base salary will be paid in stock, cash or a combination of the two as determined by the Chairman and Chief Executive Officer in his sole discretion (or, in the case of the Chairman and Chief Executive Officer, by the Board of Directors in its sole discretion) taking into account the Company's cash flow requirements and any other appropriate factors.

    Upon execution of his Employment Agreement, each individual received a one-time grant of 500,000 shares of Common Stock. The Common Stock is restricted from trading for a period of one year from the date of the Employment Agreement. Shares of stock that are restricted are subject to forfeiture in the event the executive terminates employment with the Company for any reason other than on account of death, disability or termination other than for cause. Notwithstanding, the grants will fully vest and will no longer be restricted or subject to forfeiture in the event of a change in control of the Company.

    In the event of a change in control on account of a merger or other stock transaction, executives will have the right to "put" (sell back) all or any portion of the stock granted to them by, or otherwise acquired from, the Company prior to the change in control at 105% of the per share price of the change in control transaction. In addition, any executive whose employment is terminated by the Company (other than for "cause") after a change in control will be entitled to a single lump sum cash payment equal to two and one half times the executive's average annual compensation (including base salary and bonuses) paid to him, in cash, during the three years preceding the change in control. The executive also will be entitled to continued health and related benefits for a period of two years after the change in control. In any event, the Company will not make any payments pursuant to any Employment Agreement which would be non-deductible for federal income tax purposes under Section 280G of the Internal Revenue Code of 1986 (the "Code").

    In addition, the Employment Agreement provides for the grant of incentive or performance bonuses payable in the discretion of the Chairman and Chief Executive Officer and for the grant of stock options.

    Effective January 1, 2000, the Company entered into an employment agreement with A. Kirk Still to serve as Executive Vice President of the Company and President of Healthcare Information Technologies, a wholly owned subsidiary (see Business Strategy). Mr. Still's agreement is for a period of three years with an annual base salary of $240,000. Compensation is to be paid as described above for other Executive Officers. Mr. Still also received a one time stock grant of 7,400,000 shares of the Company's common stock.

    In April 2000, the Company entered into an employment  agreement with Robert
J. Starzyk as Executive Vice President and Chief Financial Officer. Mr. Starzyk will receive a base annual salary of $220,000 paid in cash on a semimonthly basis. Mr. Starzyk also received a one-time grant of 250,000 shares of common stock. The term of Mr. Starzyk's agreement is for three years.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Pursuant to a credit agreement entered into between the Company and Match, Inc. a corporation wholly owned by Mr. Lusk, Match will provide to the Company a line of credit with an aggregate principal amount not to exceed $2,000,000 ("Line of Credit"). The Line of Credit will be used for the operation of the Company's business, to settle certain claims, and any other general corporate purpose permitted by its articles of incorporation and applicable law. The Line of Credit will bear an interest rate equal to the annual commercial prime rate charged by Chase Manhattan Bank plus 1%. The collateral for the Line of Credit consists of the assets and stock of the subsidiary companies.

    In November, 1999, the Company voluntarily surrendered the common stock of Southland Medical Supply, Inc., ("Southland"), a wholly owned subsidiary, to Match, Inc. as consideration in satisfaction of Southland's participation in the line of credit note obligation in the amount of $145,258. This action was contemplated by the Company in connection with efforts to discontinue operations of Southland. In turn, Match, Inc. has proceeded with the liquidation of residual assets represented by Southland's inventory, furniture, fixtures and equipment. In the event such liquidation results in value exceeding Southland's loan balance, the Company will be entitled to a corresponding reduction in loan amounts due to Match, Inc.

    In August 1999, the Company issued 3,200,000 shares of common stock in connection with converting a note obligation of Trinity Rehab, Inc., a wholly owned subsidiary of the Company, to equity. The outstanding amount of this note obligation upon conversion totaled approximately $800,000. Mr. Lusk held a one-third interest in this note obligation and was the beneficiary of 1,066,667 shares of common stock issued in connection with this transaction.

    In December 1999, the Company consummated a transaction pursuant to which it acquired all of the issued and outstanding capital stock of Healthcare Information Technologies, Inc. ("HIT"). The purchase price of the HIT capital stock was the issuance of 6,513,158 shares of the Company's common stock. Immediately prior to the transaction, Mr. Lusk, Chairman and Chief Executive Officer of the Company, owned ninety-five percent (95%) of the HIT capital stock and served as sole director and president of HIT. Other than the foregoing, there are no material relationships between HIT and the Company.

    In April 2000, the Company entered into a credit agreement with Level 3 Management to provide the Company a line of credit not to exceed $1,000,000 ("Line"). Mr. Still has an ownership interest in Level 3 Management. Proceeds of the Line will be used for working capital purposes. The Line bears interest of 1% over the prime commercial lending rate. The agreement also provides for the issuance of warrants for 1,315,789 shares of the Company's common stock. Twenty-five percent of the warrants are exercisable if loans under the Line equal or exceed $250,000 but are less than $350,000. Thereafter, the warrants are exercisable at varying amounts as the borrowings increase under the Line.

                   STOCKHOLDER RETURN PERFORMANCE PRESENTATION

    The following graph compares the yearly percentage change in the Company's cumulative total stockholder return on the Common Stock to that of Standard & Poor's 500 Stock Index and a Peer Group of the Company. The graph assumes a base investment of $100 at December 31, 1994 and reinvestment of dividends through December 31, 1999.

                                [OBJECT OMITTED]

         [The following table represents a chart in the printed piece.]


-------------------------------------------------------------------------------------------------
    Company/Index       Base 12/31/94   12/31/95   12/31/96   12/31/97   12/31/98     12/31/99
-------------------------------------------------------------------------------------------------
Phoenix                    $100.00      $375.00    $ 52.48    $ 22.48     $  6.20     $  4.00
-------------------------------------------------------------------------------------------------
S&P 500                    $100.00      $137.58    $169.17    $225.60     $290.08     $351.12
-------------------------------------------------------------------------------------------------
PEER GROUP(1)(2)           $100.00      $ 88.54    $ 90.67    $100.87     $ 44.34     $  9.92
-------------------------------------------------------------------------------------------------

(1)  Companies included in the Peer Group:
     Advocate, Inc., Beverly Enterprise, Inc., Geneses Health Ventures, Integrated Health Services, Mariner Post-Acute Ntwk., Sun Healthcare Group, and Vencor, Inc.
(2)  SOURCE: Standard & Poor
--------------------------------------------------------------------------------

      COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    The Company's executive officers and directors and beneficial owners of more than 10% of its Common Stock are required under Section 16(a) of the Exchange Act to file reports of ownership with the Securities and Exchange Commission. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company, written representations from certain reporting persons that no other reports were required, the Company believes that during 1999 no person who was a director, executive officer or beneficial owner of more than 10% of the Common Stock failed to file on a timely basis all reports required by Section 16(a).

         PROPOSAL 2-- AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED SHARES OF COMMON STOCK

    On March 21, 2000, the Board of Directors approved an amendment to the Company's Restated Certificate of Incorporation to increase the authorized shares of Common Stock from 50,000,000 to 250,000,000 and recommended that the amendment be submitted to the Stockholders for approval.

    The Board of Directors believes it is in the best interest of the Company and the Stockholders to increase the number of authorized shares of Common Stock so that additional shares will be available for appropriate corporate purposes, including, but not limited to, continuing the Company's expansion through acquisitions, continuing certain stock-based benefit plans for employees and directors, and for converting certain obligations of the Company including accrued compensation of certain Executives. However, it is the Company's belief and experience that favorable market conditions for acquisition transactions and public offerings often occur quickly and that it is in the Company's best interest to have sufficient authorized shares available to take advantage of such market conditions if and when they occur. The additional unissued shares of Common Stock may be available for issuance by the Board of Directors without further vote of the stockholders of the Company.

    The Company's Certificate of Incorporation currently authorizes the issuance of an aggregate of 50,000,000 shares of Common Stock, $.001 par value. As of December 31, 1999, 36,253,495 shares of Common Stock were issued and outstanding, and 3,750,000 were reserved for the issuance of Common Stock upon conversion of options, warrants or Preferred Stock. Additionally, the Company issued an additional 7,400,000 shares of common stock effective January 1, 2000 to Mr. Still under his employment agreement and 250,000 shares of Common Stock to Mr. Starzyk in April under his employment agreement.

    The additional shares of Common Stock authorized for issuance pursuant to this amendment will have all of the rights and privileges which the presently outstanding shares of Common Stock possess; the increase in authorized shares of Common Stock will not affect the terms, or rights of holders, of existing shares of Common Stock. All outstanding shares of Common Stock would continue to have one vote per share on all matters to be voted on by the stockholders, including the election of directors. Holders of Common Stock have no preemptive or conversion rights and are not subject to further calls or assessments by the Company. Because stockholders do not have preemptive rights, the interests of existing stockholders may (depending on the particular circumstances in which additional capital stock is issued) be diluted by any issuance of the proposed additional shares of Common Stock to be authorized by approval of this Proposal.

    It is possible that additional shares of Common Stock could be issued for the purpose of making an acquisition by an unwanted suitor of a controlling interest in the Company more difficult, time-consuming or costly or to otherwise discourage an attempt to acquire control of the Company. Under such circumstances, the availability of authorized and unissued shares may make it more difficult for stockholders of the Company to obtain a premium for their shares. Such authorized and unissued shares could be used to create voting or other impediments or to frustrate a person or other entity seeking to obtain control of the Company by means of a merger, tender offer, proxy contest or other means. For instance, such shares could be privately placed with purchasers who might cooperate with the Company's Board of Directors in opposing an attempt by a third party to gain control of the Company by voting such shares against the transaction and could be used to dilute the stock ownership or voting rights of a person or entity seeking to obtain control of the Company. Although the Company's Board of Directors does not currently anticipate issuing additional shares of Common Stock for purposes of preventing a takeover of the Company, the Company's Board of Directors reserves its right (consistent with its fiduciary responsibilities) to issue shares for such purpose.

    If this amendment is adopted, the first sentence of the Fourth Article of the Company's Restated Certificate of Incorporation would be amended to read as follows (the number of shares of Preferred Stock authorized remains unchanged):

         FOURTH: THE TOTAL NUMBER OF SHARES OF STOCK WHICH THE CORPORATION SHALL HAVE AUTHORITY TO ISSUE IS TWO HUNDRED FIFTY-FIVE MILLION (255,000,000), CONSISTING OF TWO HUNDRED FIFTY MILLION (250,000,000) SHARES OF COMMON STOCK, PAR VALUE $.001, AND FIVE MILLION (5,000,000) SHARES OF PREFERRED STOCK, PAR VALUE $.001.

    The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

         PROPOSAL 3-- AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF
                INCORPORATION TO CHANGE THE NAME OF THE COMPANY

    The Board of Directors recommends to the Stockholders for their adoption at the Annual Meeting an amendment to the Company's Restated Certificate of Incorporation to change the Company's name from Phoenix Healthcare Corporation, Inc. to The Phoenix Corporation ("The Phoenix Corporation"). The Board of Directors believes that changing the name of the Company will improve the Company's marketing and public relations efforts and will more properly reflect the Company's goals and strategy of the Board of Directors as described in Business Strategy.

    The change of the Company's name will not affect, in any way, the validity or transferability of currently outstanding stock certificates. Stockholders are not required to surrender or exchange any stock certificates that they currently hold.

    If  the  amendment  is  adopted,   the  Company's  Restated  Certificate  of
Incorporation would be amended to read as follows:

    "FIRST:  THE NAME OF THE CORPORATION IS THE PHOENIX CORPORATION."

    Approval of the amendment requires the affirmative vote of a majority of the issued and outstanding shares of the Voting Stock.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                PROPOSAL 4--TO RATIFY THE APPOINTMENT OF AUDITORS

    On March 22, 2000, the Company's Board of Directors approved the engagement of Weaver and Tidwell, L.L.P. as the Company's public accountants to audit the Company's consolidated financial statements for the year ending December 31, 2000. Weaver and Tidwell, L.L.P. audited the Company's financial statements for the first time in 1999.

    On January 7, 1999, the Company terminated its relationship with Asher & Company, Ltd. as the Company's independent certified public accountants. During the two most recent fiscal years prior to 1999 or any interim period, except for the auditors' report dated April 23, 1998, which included a going concern qualification, there have been no adverse opinions, disclaimers of opinion or qualifications or modifications as to uncertainty, audit scope or accounting principles regarding the reports of Asher & Company, Ltd. and there have been no disagreements between management and Asher & Company, Ltd. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure of a nature which if not resolved to the satisfaction of Asher & Company, Ltd. would have caused it to make reference to the subject matter of such disagreement in connection with its report.

    During the two fiscal years prior to 1999 and each applicable interim period, the Company did not consult with Weaver and Tidwell, L.L.P. regarding the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements or on any matter that was the subject of a disagreement or a reportable event.

    Ratification of this appointment shall be effective upon receiving the affirmative vote of the holders of a majority of the votes represented by the Voting Stock present or represented by proxy and entitled to vote at the Annual Meeting. Under Delaware law, an abstention would have the same effect as a vote against this proposal, but a broker non-vote would not be counted for purposes of determining whether a majority has been achieved.

    In the event the appointment is not ratified, the Board of Directors will consider the appointment of other independent auditors. A representative of Weaver and Tidwell, L.L.P. is expected to attend the Annual Meeting and will have the opportunity to make a statement, if such representative desires to do so, and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THIS PROPOSAL.

                              STOCKHOLDER PROPOSALS

    Any person who is a Stockholder on both the Record Date for the Annual Meeting and the date that notice of the Annual Meeting is given by the Company and who wishes to submit either a proposal of business to be conducted or nominations for election at the Annual Meeting must provide notice of such proposal or nomination to the Secretary not less than 60 nor more than 90 days prior to the date of the Annual Meeting or within ten days after the date on which notice or prior public disclosure of the date of the Annual Meeting is given, whichever is earlier.

    Nominations and/or Stockholder proposals must contain specified information regarding the nominee or other business proposed and regarding the proposing Stockholder. These requirements are set forth in the Bylaws of the Company, a copy of which is available from the Secretary at no cost. To be included in the Company's Proxy Statement and Proxy Card for the 2001 Annual Meeting, Stockholder proposals must be received by the Secretary prior to December 31, 2000 and must conform to the requirements set forth in the Bylaws of the Company and the rules and regulations of the Securities and Exchange Commission. The submission of a Stockholder proposal does not guarantee that it will be included.

                                  OTHER MATTERS

    As of the date hereof, there are no matters that the Board of Directors intends to present for a vote at the Annual Meeting other than (i) the election of directors; (ii) the approval and amendment to the Company's Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock from 50,000,000 to 250,000,000; (iii) the approval of an amendment to the Company's Restated Certificate of Incorporation to change the name of the Company to The Phoenix Corporation; and (iv) the ratification of the appointment of Weaver and Tidwell, L.L.P. as independent auditors for the Company for the fiscal year ending December 31, 2000. In addition, the Company has not been notified of any other business that is proposed to be presented at the Annual Meeting. If other matters now unknown to the Board of Directors come before the Annual Meeting, the accompanying Proxy Card confers discretionary authority on the persons named therein to vote such proxies on any such matters in accordance with their best judgment.

                         FINANCIAL AND OTHER INFORMATION

    A copy of the Company's Form 10-K the fiscal year ended December 31, 1999 as filed with the Securities and Exchange Commission accompanies this Proxy Statement but is not deemed part of the Proxy material. Upon written request, the Company will provide each Stockholder being solicited by this Proxy Statement with a free copy of any exhibits and schedules thereto. All such requests should be directed to Phoenix Healthcare Corporation, Inc., 4514 Travis Street, Suite 330, Dallas, Texas 75205, Attn: Kathryn D. Fuller, Secretary.

                      PHOENIX HEALTHCARE CORPORATION, INC.
                          4514 TRAVIS STREET, SUITE 330
                               DALLAS, TEXAS 75205

                  ANNUAL MEETING OF STOCKHOLDERS, JUNE 9, 2000


         The undersigned stockholder of Phoenix Healthcare Corporation, Inc. (the "Company") hereby appoints Ron Lusk and Kathryn D. Fuller, and either of them, with power of substitution and revocation, to represent and vote all the shares of Common Stock and Series A Senior Convertible Preferred Stock of the Company held of record by the undersigned at the 2000 Annual Meeting and any adjournment(s) as set forth below.

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW. UNMARKED PROXIES WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS LISTED BELOW. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM (5). THIS PROXY IS REVOCABLE AT ANY TIME BEFORE IT IS EXERCISED.

         The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement dated May 11, 2000 for the Annual Meeting of stockholders.



             o DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED o

            PHOENIX HEALTHCARE CORPORATION, INC. 2000 ANNUAL MEETING


1. ELECTION OF DIRECTORS:   1. Ronald E. Lusk   2. Robert L. Woodson, III
                            3. Bart A. Houston

   |_| FOR all nominees        |_| WITHHOLD AUTHORITY
       listed to the               to vote for
       left (except                all nominees listed
       specified below).           to the left.


(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the rights).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


2. Amendment to the Restated Certificate of Incorporation to Increase the Authorized Shares of Common Stock.

   |_| FOR    |_| AGAINST    |_| ABSTAIN


3. Amendment to the Restated Certificate of Incorporation to Change the Name of the Company.

   |_| FOR    |_| AGAINST    |_| ABSTAIN


4. Ratification of the appointment of Weaver and Tidwell, L.L.P. as independent accountants for 2000.

   |_| FOR    |_| AGAINST    |_| ABSTAIN


5. Upon such other business as may properly come before said meeting, or any adjournment(s) thereof.

   |_| FOR    |_| AGAINST    |_| ABSTAIN


Check appropriate box and                            Date ______________________
indicate changes below.

Address Change?  |_|    Name Change?  |_|

------------------------------------------
------------------------------------------
------------------------------------------


                                  No. OF SHARES
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
Signature(s) In Box

Please sign EXACTLY as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, guardian or corporate officer, please give full title.